UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 11, 2009

EFOODSAFETY.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada                     333-68008                   62-1772151

(State or other jurisdiction (Commission                (IRS Employer

of incorporation)              File Number)             Identification No.)

1971 Old Cuthbert Road

Cherry Hill, New Jersey 08034

(Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code (856) 354-0707

N/A

 (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 11, 2009, eFoodsafety.com (“eFood”) and Charlston Kentrist 41 Direct, Inc. (CK-41) restructured its Marketing Agreement surrounding purEffect®, a four-step acne treatment system.

Under the terms of the restructured agreement, eFood will transfer all of its rights to purEffect to CK-41 for four million two hundred-fifty thousand (4,250,000) shares of CK-41 common stock at the price of $0.01 per share.  CK-41 will also be granted a three year warrant to purchase an additional four million two hundred-fifty thousand (4,250,000) shares of common stock at $6.00 per share. Additionally, eFood will receive a two percent (2%) royalty on worldwide purEffect® adjusted gross sales.  The Agreement sets minimum royalty payments of one hundred-fifty thousand ($150,000) dollars payable March 1, 2010 and two hundred-fifty thousand ($250,000) dollars payable on March 1, 2011. eFoodsafety.com, Inc. will hold one seat on the board of directors of CK-41.

The Agreement sets terms for default as follows:  Should CK-41 be unable to obtain a minimum of $2.0 million in equity financing on or before April 1, 2009; be unable to obtain an additional $5.0 million in equity financing on or before September 1, 2009; fail to meet its minimum royalty obligations; voluntarily or involuntarily file for bankruptcy.  The remedy for events of default may include at eFood’s option the termination of this agreement in whole or in part and the return of the Product and Project.  eFood will advise CK41 within 10 days of written notice to CK-41 of its default of eFood’s intent to terminate or other proposed remedies, CK-41 will have 39 calendar days to cure its defaults.

eFood is a publicly held corporation organized under the laws of the State of Nevada and a holding company operating through wholly owned subsidiaries.  eFood and it’s subsidiaries are dedicated to improving health conditions around the world through its innovative technologies.

CK41 Direct, Inc. is a leading producer of direct response infomercial campaigns. Combining 50 years of expertise in network television and direct marketing know-how, the principals and directors of CK41 learned the direct response TV industry from the ground-up. This experience has taught CK41 how both conventional and unconventional marketing strategies can excel a direct response television campaign.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

 EFOODSAFETY.COM, INC.

                   (Registrant)

Date: February 16, 2009

/s/ Patricia Gruden

Patricia Gruden

Chief Executive Officer